UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: December 5, 2003

(Date of earliest event reported)

InterTAN, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-10062	75-2130875
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

279 Bayview Drive
Barrie, Ontario, Canada	L4M 4W5
(Address of principal executive offices)	(Postal Code)

Registrant’s telephone number, including area code:

(705) 728-6242

Exhibit No.	Description of Exhibit

99.1	Copy of the Press Release issued December 5, 2003 announcing the change in the fiscal year of the Registrant, along with other matters.

ITEM 8.	Change in Fiscal Year

The Board of Directors of the Registrant resolved on December 5, 2003 to change the fiscal year end of the Registrant from June 30 to March 31. A press release announcing such change was issued on December 5, 2003 and a copy is attached as an exhibit hereto. The report covering the transition period will be filed on a Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

InterTAN, Inc.

December 8, 2003	By:	/S/ JEFFREY A. LOSCH

Jeffrey A. Losch
Senior Vice President
Secretary and General Counsel

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